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                                                                EXHIBIT 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statement of Aavid Thermal Technologies, Inc. of Form S-8 (File Nos. 333-17933, 333-17931, 333-17927 and 333-17925) of our report dated February 23, 1996, on our audit of the consolidated financial statements of Aavid Thermal Technologies, Inc. as of December 31, 1995 and 1994, and for the two years then ended, which report is included in this Form 10-K.



                                COOPERS & LYBRAND L.L.P.

Boston, Massachusetts
March 27, 1997











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